Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information has been prepared to give effect to the sale of the assets and certain liabilities of HealthGate’s Patient Content Repository business (the “Business”) to EBSCO Publishing, Inc. (the “Transaction”).  This information consists of HealthGate’s unaudited pro forma condensed consolidated balance sheet as of March 31, 2005 and HealthGate’s unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2005 and for the year ended December 31, 2004 and explanatory notes (collectively, the “Pro Forma Statements”). The Pro Forma Statements give effect to the Transaction assuming: (1) for the unaudited pro forma condensed consolidated balance sheet, the Transaction occurred as of March 31, 2005 and (2) for the unaudited pro forma condensed consolidated statements of operations, the Transaction occurred on January 1, 2004.

The unaudited pro forma condensed consolidated balance sheet includes the effect of the gain on the Transaction which is the result of cash received in excess of the carrying value of the assets sold, the recognition of deferred revenue and other liabilities assumed by EBSCO Publishing, offset by the write-off of licensing and related prepaid expenses associated with the Business and direct transactional costs.  However, the unaudited pro forma condensed consolidated statements of operations do not reflect the net gain and related taxes from the Transaction as it is non-recurring in nature. HealthGate estimates a tax liability of approximately $200,000 for Alternative Minimum Tax in the tax year of the Transaction. The net gain and related taxes will be reflected in HealthGate’s condensed consolidated financial statements when the Transaction is consummated.

The Pro Forma Statements are not necessarily indicative of what the actual financial results would have been had the Transaction taken place on the dates indicated and do not purport to indicate the results of future operations.

In preparing the Pro Forma Statements, only those revenues and expenses that directly relate to the Business have been eliminated.  Many expenses, such as occupancy cost, financial and administrative salaries and overhead cannot be directly attributed to either the Patient Content Repository business or HealthGate’s Quality Improvement and Risk Management Solutions business.  HealthGate did not operate the Patient Content Repository business as a separate division or line of business.  Since the costs attributed to the Patient Content Repository business are specific, direct costs primarily associated with that Business, they do not reflect changes in general corporate allocations or other non-direct costs that may occur as a result of HealthGate’s focusing its efforts exclusively on the Quality Improvement and Risk Management Solutions business going forward.

HEALTHGATE DATA CORP.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2005

(Unaudited)

	HealthGate As Reported	Pro Forma Adjustments		Pro Forma Adjusted
Assets
Current assets:
Cash and cash equivalents	$1,540,446	$8,100,000	(1)	$9,505,656
		(134,790	)(2)
Accounts receivable	708,865	—		708,865
Prepaid expenses and other current assets	586,172	(16,941	)(3)	496,132
		(65,210	)(2)
		(7,889	)(4)
Total current assets	2,835,483	7,875,170		10,710,653
Fixed assets, net	102,539	—		102,539
Intangible assets, net	176,620	—		176,620
Goodwill	183,511	—		183,511
Total assets	$3,298,153	$7,875,170		$11,173,323

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$517,566	$(114,010	)(3)	$403,556
Accrued expenses	909,155	(215,586	)(3)	893,569
		200,000	(7)
Deferred revenue	2,158,659	(2,017,524	)(3)	141,135
Current portion of deferred rent liability	12,795	—		12,795
Current portion of deferred gain	75,588	(75,588	)(4)	—
Total current liabilities	3,673,763	(2,222,708)		1,451,055
Other long-term liabilities	105,513	(105,513	)(4)	—
Total liabilities	3,779,276	(2,328,221)		1,451,055

Stockholders’ equity (deficit):
Common stock, $.03 par value; Authorized: 100,000,000 shares Issued and outstanding: 5,583,660 shares at March 31, 2005	167,509	—		167,509
Additional paid in capital	99,928,363	—		99,928,363
Accumulated deficit	(100,576,995)	10,030,179	(5)	(90,373,604)
		173,212	(4)
Total stockholders’ equity (deficit)	(481,123)	10,203,391		9,722,268

Total liabilities and stockholders’ equity (deficit)	$3,298,153	$7,875,170		$11,173,323

The accompanying notes are an integral part of these pro forma financial statements.

HEALTHGATE DATA CORP.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH, 31, 2005

(Unaudited)

	HealthGate As Reported	Pro Forma Adjustments		Pro Forma Adjusted

Revenue	$1,210,327	$(1,114,536	)(6)	$95,791

Costs and expenses
Cost of revenue	356,318	(248,744	)(6)	107,574

Research and development	642,097	(82,746	)(6)	559,351

Sales and marketing	320,836	(113,532	)(6)	207,304

General and administrative	592,231	—		592,231

Lease exit costs	32,162	—		32,162

Total costs and expenses	1,943,644	(445,022)		1,498,622

Loss from operations	(733,317)	(669,514)		(1,402,831)

Interest and other income/(expense), net	29,442	(18,897	)(4)	10,545

Net loss	$(703,875)	$(688,411)		$(1,392,286)

Basic and diluted net loss per share attributable to common stockholders	$(0.13)			$(0.25)

Shares used in computing basic and diluted net loss per share attributable to common stockholders	5,538,812			5,538,812

The accompanying notes are an integral part of these pro forma financial statements.

HEALTHGATE DATA CORP.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(Unaudited)

	HealthGate As reported	Pro forma Adjustments		Pro forma Adjusted

Revenue	$5,931,449	$(5,298,119	)(6)	$509,757
		(123,573	)(4)

Costs and expenses
Cost of revenue	1,511,422	(1,126,095	)(6)	311,484
		(73,843	)(4)

Research and development	1,652,820	(575,138	)(6)	1,072,955
		(4,727	)(4)

Sales and marketing	1,269,484	(521,479	)(6)	748,005

General and administrative	2,104,990	(215,309	)(6)	1,889,681

Lease exit costs	(112,427)	—		(112,427)

Total costs and expenses	6,426,289	(2,516,591)		3,909,698

Loss from operations	(494,840)	(2,905,100)		(3,399,940)

Interest and other income/(expense), net	178,000	(26,766	)(4)	151,234

Net loss	$(316,840)	$(2,931,866)		$(3,248,706)

Basic and diluted net loss per share attributable to common stockholders	$(0.06)			$(0.59)

Shares used in computing basic and diluted net loss per share attributable to common stockholders	5,469,319			5,469,319

The accompanying notes are an integral part of these pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated balance sheet at March 31, 2005 and the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2005 and for the year ended December 31, 2004 included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.

The unaudited Pro Forma Statements of HealthGate have been prepared based on the historical balance sheets of HealthGate as of March 31, 2005 and the historical statements of operations for HealthGate for the three months ended March 31, 2005 and the year ended December 31, 2004, after giving effect to the adjustments and assumptions described below.

HealthGate employs accounting policies that are in accordance with generally accepted accounting principles in the United States. In management’s opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of HealthGate have been made.

The ongoing activity presented in these unaudited Pro Forma Statements represents HealthGate’s sales and licensing of its clinical guidelines and the retention of its Quality Improvement and Risk Management Solutions business, the expenses associated with the on-going marketing and development of this business and other corporate assets, liabilities and expenses that will not be divested in the Transaction. This unaudited pro forma financial information is presented for illustrative purposes only, and is not necessarily indicative of the operating results and financial position that might have been achieved had the Transaction described above occurred on the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future.

In preparing the Pro Forma Statements, only those revenues and expenses that directly relate to the Business have been eliminated.  Many expenses, such as occupancy cost, financial and administrative salaries and overhead cannot be directly attributed to either the Patient Content Repository business or HealthGate’s Quality Improvement and Risk Management Solutions business.  HealthGate does not operate the Patient Content Repository business as a separate division or line of business.  Since the costs attributed to the Patient Content Repository business are specific, direct costs primarily associated with that Business, they do not reflect changes in general corporate allocations or other non-direct costs that may occur as a result of HealthGate’s focusing its efforts exclusively on the Quality Improvement and Risk Management Solutions business going forward.

Pro Forma Adjustments

Note 1.   To reflect proceeds from the sale consisting of cash consideration of $8,100,000.

Note 2.   To reflect the payment of estimated direct expenses of the Transaction, including legal, printing, accounting and other professional fees. The pro forma condensed consolidated statements of operations do not reflect the recognition of these expenses as they are non-recurring in nature; however, these expenses will be reflected in HealthGate’s historical financial statements when the Transaction is consummated and obligations are fulfilled.

Note 3.   To reflect the elimination of the assets and liabilities related to the sale of substantially all of the assets used in the operation of HealthGate’s Patient Content Repository business and assets and liabilities relating to that Business, such as prepayments and accruals for licensed content associated with the Business, deferred revenue relating to the Business and employment related liabilities that EBSCO Publishing has agreed to assume.

Note 4. On August 23, 2004, HealthGate entered into an Asset Purchase Agreement with EBSCO Publishing, Inc. (“EBSCO Publishing”) for the sale of certain assets of The Natural PharmacistTM (“TNP”).  On the same date, EBSCO Publishing entered into a Reseller Agreement with HealthGate for HealthGate to continue to license and distribute the TNP content for an initial term of three years.  In addition, HealthGate entered into a Reseller Agreement with EBSCO Publishing on an exclusive basis for EBSCO Publishing to license and distribute HealthGate’s consumer health library to academic and public libraries for an initial term of three years.  These agreements were determined to represent a multi-element service arrangement under EITF 00-21, “Revenue Arrangements with Multiple Deliverables.”  As HealthGate was not able to obtain objective and reliable evidence of the fair values for each of the elements within these agreements, the deliverables did not meet the related separation criteria under EITF 00-21 and must be accounted for as a combined unit of accounting.  Consequently, the total value of the arrangement is being recognized as income ratably over the initial service period of 3 years.  As of August 23, 2004, HealthGate recorded a deferred gain of approximately $227,000 representing the excess of cash received for the TNP assets, net of the remaining book value of the TNP content and certain direct transaction costs.  This gain has been recognized as “Other income” in the condensed consolidated statement of operations as reported for the three months ended March 31, 2005 and the year ended December 31, 2004.

The pro forma condensed consolidated statement of operations eliminates both the revenue and direct expenses associated with the TNP assets from January 1, 2004 through the sale date of August 23, 2004 and eliminates the portion of the gain recognized during the three months ended March 31, 2005 and the year ended December 31, 2004 since such gain is non-recurring and directly attributable to the transaction for which pro forma financial statements are prepared.

The pro forma condensed consolidated balance sheet as of March 31, 2005 eliminates prepaid expenses associated with the sale of TNP as well as the current and long-term deferred gain and recognizes the net deferred gain which is expected to be fully recognized upon the consummation of the Transaction.  Based on the balances at March 31, 2005, the amount of gain that would be recognized would be approximately $173,000.

Note 5.   Accumulated deficit included in the unaudited pro forma condensed consolidated balance sheet includes the effect of a net gain of approximately $10.0 million on the Transaction based on the net balances as of March 31, 2005, and net of the estimated tax liability on the Transaction.

Note 6.   The pro forma condensed consolidated statements of operations give effect to the disposition of the Business as if the Transaction occurred on January 1, 2004.  The revenues and expenses of the Business have been removed from the pro forma condensed consolidated statements of operations.  A non-recurring gain on the sale of the Business has not been included in the pro forma condensed consolidated statements of operations but will be reflected in the historical statement of operations when the Transaction is consummated and the obligations fulfilled.

Note 7.   HealthGate estimates a tax liability of approximately $200,000 for Alternative Minimum Tax in the tax year of the Transaction. Given that the unaudited pro forma condensed consolidated statements of operations do not reflect the gain from the Transaction as it is non-recurring in nature, the related estimated tax liability is also excluded.  However, the accrual for the tax liability is included in the unaudited pro forma condensed consolidated balance sheet.  The net gain and related taxes will be reflected in the historical statement of operations when the Transaction is consummated and the obligations fulfilled.